Exhibit 10.1

EXECUTION VERSION

EXCLUSIVE COLLABORATIVE RESEARCH AND OPTION AGREEMENT

by and between

MERCK SHARP & DOHME RESEARCH LTD.

and

XENON PHARMACEUTICALS INC.

[†] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

EXECUTION VERSION

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	RESEARCH PROGRAM	8

2.1	General.	8
2.2	Research Program Term.	8
2.3	Conduct of Research.	9
2.4	Principal Scientists.	9
2.5	Research Program.	10
2.6	Ownership of Technology.	10
2.7	Joint Steering Committee.	11
2.8	Decision-Making.	11
2.9	JSC Responsibilities.	11
2.10	Meetings.	12
2.11	Records.	12
2.12	Copies and Inspection of Records.	12
2.13	Quarterly Reports.	13
2.14	Annual Report.	13

ARTICLE 3	MERCK OPTION	13

3.1	Merck Option.	13
3.2	Exercise of Merck Option.	13
3.3	Transfer by Xenon.	13
3.4	Option Exercise Fee.	14
3.5	Xenon Option.	14
3.6	Merck Research Program Technology.	14
3.7	Annual Report.	15
3.8	Joint Development Committee.	15
3.9	Co-Funded Products – Reversion Rights and Credited Payments..	15
3.10	[†].	15
3.11	[†].	16

ARTICLE 4	LICENSE; EXCHANGE OF INFORMATION; DEVELOPMENT AND COMMERCIALIZATION	16

4.1	License Grants.	16
4.2	Internal Research Purposes.	17
4.3	Exchange of Information.	17
4.4	No Implied Licenses.	17
4.5	Development and Commercialization.	17

ARTICLE 5	CONFIDENTIALITY AND PUBLICATION	17

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5.1	Nondisclosure Obligation.	17
5.2	Publication.	19
5.3	Publicity/Use of Names.	19

ARTICLE 6	PAYMENTS; ROYALTIES AND REPORTS	20

6.1	Research Program Costs.	20
6.2	FTE Funding.	20
6.3	Milestone Payments.	20
6.4	Royalties.	22
6.5	Reports; Payment of Royalty.	24
6.6	Audits.	24
6.7	Payment Exchange Rate.	25
6.8	Income Tax Withholding.	25

ARTICLE 7	REPRESENTATIONS AND WARRANTIES	25

7.1	Representations and Warranties of Each Party.	25
7.2	Xenon Representations and Warranties.	25
7.3	Merck Representations and Warranties.	26
7.4	Covenants.	26
7.5	Disclaimer of Warranties.	26
7.6	Limitation of Liability.	27
7.7	Indemnification.	27
7.8	Insurance.	28

ARTICLE 8	PATENT PROVISIONS	28

8.1	Filing, Prosecution and Maintenance of Patent Rights During the Research Program Term.	28
8.2	Exercise of the Merck Option.	29
8.3	Filing, Prosecution and Maintenance of Patent Rights Following Expiration of the Research Program Term.	30
8.4	Enforcement and Defense.	30
8.5	Cooperation; Patent Term Restoration; Pediatric Study Extensions.	32
8.6	Inventorship.	32

ARTICLE 9	TERM AND TERMINATION	32

9.1	Term and Expiration.	32
9.2	Termination By Merck.	33
9.3	Termination for Cause.	33
9.4	Effect of Expiration or Termination; Survival.	34
9.5	[†].	35

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ARTICLE 10	MISCELLANEOUS	35

10.1	Force Majeure.	35
10.2	Assignment.	36
10.3	Severability.	36
10.4	Notices.	36
10.5	Applicable Law.	37
10.6	Dispute Resolution.	38
10.7	Entire Agreement; Amendments.	39
10.8	Headings.	39
10.9	Independent Contractors.	39
10.10	Waiver.	39
10.11	Cumulative Remedies.	39
10.12	Waiver of Rule of Construction.	39
10.13	Certain Conventions.	40
10.14	Business Day Requirements.	40
10.15	Counterparts.	40
Exhibit 1.56	MERCK PATENT RIGHTS	41
Exhibit 1.78	RESEARCH PLAN	42
Exhibit 1.100	XENON PATENT RIGHTS	43
Exhibit 1.102	XENON TARGET VALIDATION CRITERIA	44
Exhibit 5.3	PRESS RELEASE	45

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EXCLUSIVE COLLABORATIVE RESEARCH AND OPTION AGREEMENT

This Exclusive Collaborative Research and Option Agreement (the “Agreement”) is effective as of June 10, 2009 (the “Effective Date”) and is entered into by and between MERCK SHARP & DOHME RESEARCH LTD., a company organized and existing under the laws of Bermuda (“Merck”), and XENON PHARMACEUTICALS INC., a corporation organized and existing under the laws of Canada (“Xenon”).

RECITALS:

WHEREAS, Xenon is a research-based company focused on new drug discovery and development of pharmaceutical products;

WHEREAS, Merck discovers, develops, manufactures and markets vaccines and medicines for the treatment of human diseases and/or conditions; and

WHEREAS, Xenon and Merck wish to enter into this Agreement for the purpose of carrying out collaborative research activities to: (i) validate genes and proteins as therapeutic targets in the field of [†]; and (ii) identify, optimize and develop modulators of such therapeutic targets, and to enable Merck to develop and commercialize products that are discovered and developed as a result of such research activities, all upon the terms set out in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Merck and Xenon hereby agree as follows:

ARTICLE 1 DEFINITIONS

The following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.1	“Act” means, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., as such may be amended from time-to-time.

1.2	“Affiliate” of a Party means: (1) any corporation or other Person of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by such Party; or (2) any corporation or other Person which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest of such Party; or (3) any corporation or other Person of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a corporation or other Person described in (1) or (2).

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1.3	“Agreement” means this Exclusive Collaborative Research and Option Agreement, including all exhibits, attachments and research plans and any amendments made pursuant to the provisions of Section 10.7.

1.4	“Agreement Finalization Period” shall have the meaning given such term in Section 3.10.5.

1.5	“Approval by Merck” or “Approved by Merck” means, with respect to any Milestone event described herein as requiring approval by Merck, the approval of such event by the internal committee of Merck that is responsible for the research and development activities that include such event, in each case applying the criteria for approval that is customarily applied by that internal committee of Merck.

1.6	“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.7	“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.8	“CFR” means the United States Code of Federal Regulations, as amended and in effect from time-to-time.

1.9	“Change of Control” shall have the meaning given such term in Section 9.5.2.

1.10	“Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial, as applicable.

1.11	“Co-Funded Product” shall have the meaning given such term in Section 3.5.

1.12	“Combination Product” means a Product which includes one or more active ingredients, other than a Compound, in combination with a Compound. [†].

1.13	“Commencement of Lead Optimization” means the Approval by Merck of the Lead Optimization Package for a Lead Compound to enter the lead optimization stage of the discovery process.

1.14	“Commercialization” or “Commercialize” means activities directed to marketing, advertising, promoting, distributing, importing, exporting and selling.

1.15	“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective hereunder, [†].

1.16	“Compound” means any chemical entity that modulates a Target [†] and is either: (i) [†]; or (ii) [†].

1.17	“Control”, “Controls” or “Controlled by” means, with respect to any item of or right under Xenon Know-How or Xenon Patent Rights or Merck Know-How or Merck Patent Rights, the possession of (whether by ownership or license, other than pursuant to this Agreement) or the ability of a Party to grant access to, or a license or sublicense of, such item or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

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1.18	“Covering”, “Cover”, or “Covered” means, with respect to a Patent Right, that, but for a license granted to a party under a claim included in such Patent Right, the practice by such party of an invention claimed in such Patent Right would infringe such claim or in the case of a Patent Right that is a patent application, would infringe a claim in such patent application if it were to issue as a patent.

1.19	“Effective Date” shall have the meaning given such term in the preamble to this Agreement.

1.20	“Election Notice” shall have the meaning given such term in Section 3.10.3.

1.21	“EMEA” means the European Medicines Evaluation Agency and the Committee for Proprietary Medicinal Products or any successor agencies thereof or, to the extent the mutual recognition procedure is used for the Compound or Product in the EU, any governmental authority having the authority to regulate the sale of medicinal or pharmaceutical products in any country in the EU.

1.22	“EU” means all countries that are member states of the European Union as of the Effective Date of this Agreement.

1.23	“Exclusive Review Period” shall have the meaning given such term in Section 3.10.3.

1.24	“FDA” means the United States Food and Drug Administration.

1.25	“Field” means [†].

1.26	“Filing” of an NDA means the acceptance by a Regulatory Authority of an NDA for filing.

1.27	“First Commercial Sale” means, with respect to any Product, the first sale for end use or consumption of such Product in any country in the Territory; excluding, however, any sale or other distribution for use in a Clinical Trial.

1.28	“FTE Rate” shall mean the amount Merck will pay to Xenon over a consecutive twelve (12) month period during the Research Program to support one (1) Xenon FTE dedicated to the Research Program. The FTE Rate shall be [†] Dollars ($[†]) per FTE. The FTE Rate shall [†].

1.29	“Full-Time Equivalent” or “FTE” means the equivalent of a full-time scientist’s work time over a twelve (12) month period (including normal vacations, sick days and holidays). The portion of an FTE year devoted by a scientist to the Research Program shall be determined by [†].

1.30	“GLP” or “Good Laboratory Practice” means the applicable then-current standards for laboratory activities for pharmaceuticals or biologicals, as set forth in the Act and any regulations or guidance documents promulgated thereunder, as amended from time-to-time, together with any similar standards of good laboratory practice as are required by any Regulatory Authority in the Territory.

1.31	“GMP” means, in respect of the manufacture of a Compound or Product, the then current Good Manufacturing Practices as such term is defined from time-to-time by the FDA, and provided for in

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21 CFR Parts 210-211, or other relevant Regulatory Authority having jurisdiction over the development, manufacture or Commercialization of the Compound or Product in the Territory pursuant to its regulations, guidelines or otherwise.

1.32	“Identification of First Lead Compound for a Target” means the Approval by Merck of the first Compound as a Lead Compound, [†].

1.33	“IND” means an investigational new drug application, clinical study application, clinical trial exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.34	“Indication” means [†].

1.35	“Information” means any and all information and data, including without limitation all Merck Know-How, all Xenon Know-How, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.

1.36	“Initiates”, “Initiated” or “Initiation” means, with respect to a Clinical Trial, the administration of the first dose to the first patient in such Clinical Trial.

1.37	“Insolvency Event” means the filing or institution of bankruptcy, liquidation or receivership proceedings before a court or tribunal with proper jurisdiction under or pursuant to the laws of Canada.

1.38	“Internal Research Purposes” means [†].

1.39	“Invention” means any [†].

1.40	“JDC” shall have the meaning given such term in Section 3.8.

1.41	“Joint Know-How” means all information and materials, including, but not limited to, discoveries, improvements, processes, methods, protocols, formulas, data, Inventions, know-how and trade secrets, patentable or otherwise, that are discovered, developed, created or invented: (1) [†]and (2) [†].

1.42	“Joint Patent Rights” means Patent Rights that claim or Cover any Joint Know-How.

1.43	“Joint Research Program Technology” means Joint Know-How and Joint Patent Rights.

1.44	“JSC” shall have the meaning given such term in Section 2.7.

1.45	“Know-How Royalty Rate” shall have the meaning given such term in Section 6.4.1(b).

1.46	“Know-How Royalty Term” shall have the meaning given such term in Section 6.4.1(b).

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1.47	“Lead Compound” means a Compound Approved by Merck as a Compound that satisfies the Lead Compound Criteria.

1.48	“Lead Compound Criteria” means [†].

1.49	[†].

1.50	“Marketing Authorization” means all approvals from the relevant Regulatory Authority necessary to market and sell a Product in any country in the Territory (including without limitation all applicable pricing and governmental reimbursement approvals even if not legally required to sell the Product in a country).

1.51	“Merck” shall have the meaning given such term in the preamble to this Agreement.

1.52	“Merck Background Technology” means Merck Know-How and Merck Patent Rights.

1.53	“Merck Know-How” means [†], which: (1) [†], (2) [†], (3) [†], and (4) [†].

1.54	“Merck Option” means the option granted to Merck pursuant to Section 3.1.

1.55	“Merck Option Period” means, subject to earlier termination of this Agreement pursuant to Sections 9.2 or 9.3, the period commencing on the Effective Date and ending on that date that is [†] days following the expiration of the Research Program Term.

1.56	“Merck Patent Rights” means Patent Rights which [†] (1) [†], and (2) [†].

1.57	“Merck Research Program Technology” means [†] (1) [†] and (2) [†].

1.58	“Merck Technology” means Merck Background Technology and Merck Research Program Technology.

1.59	“Milestone” means each of the milestones listed in Sections 6.3.1, 6.3.2 and 6.3.3.

1.60	“NDA” means a New Drug Application, Biologics License Application, Community-Wide Marketing Application, Marketing Authorization Application, filing pursuant to Section 510(k) of the Act, or similar application or submission for Marketing Authorization of a Product filed with a Regulatory Authority to obtain marketing approval for a biological or pharmaceutical product in that country or in that group of countries.

1.61	“NDA Approval” means approval of an NDA by the FDA, EMEA or other applicable Regulatory Authority in any country in the Territory.

1.62	“Net Sales” means [†]

1.62.1	[†];

1.62.2	[†];

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1.62.3	[†]; and

1.62.4	[†].

With respect to sales of Combination Products, Net Sales shall be [†].

1.63	“Option Exercise Fee” shall have the meaning given such term in Section 3.4.

1.64	“Party” means Merck or Xenon, individually, and “Parties” means Merck and Xenon, collectively.

1.65	“Person” means any individual, partnership, corporation, trust or any other entity that has legal capacity to own property in its own name or to sue or be sued.

1.66	“Patent Rights” means any and all patents and patent applications in the Territory (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and other governmental actions that extend any of the patents and patent applications, and all foreign equivalents of the foregoing.

1.67	“Patent Royalty Rate” shall have the meaning given such term in Section 6.4.1(a)(iii).

1.68	“Patent Royalty Term” shall have the meaning given such term in Section 6.4.1(a)(iii).

1.69	“Phase I Clinical Trial” means a human clinical trial of a Product or Compound in any country in the Territory that would satisfy the requirements of 21 CFR 312.21(a).

1.70	“Phase II Clinical Trial” means a human clinical trial in any country in the Territory performed in a patient population with the primary goal being to estimate the clinical efficacy effect of a Compound or Product.

1.71	“Phase III Clinical Trial” means a human clinical trial in any country in the Territory that would satisfy the requirements of 21 CFR 312.21(c).

1.72	[†].

1.73	[†].

1.74	“Product” means [†] (1) [†]; or (2) [†].

1.75	“Proposed Transaction” means:

(a)	[†]; or

(b)	[†].

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1.76	“Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, sale, reimbursement and/or pricing of a Product in the Territory, including, in the United States, the FDA and any successor governmental authority having substantially the same function.

1.77	“Related Party” means, in respect of Merck, each of its Affiliates, and each of the respective licensees and sublicensees of Merck and its Affiliates (which term does not include distributors), as applicable.

1.78	“Research Plan” means the preclinical research plan attached hereto as Exhibit 1.78. The Research Plan provides, among other things, that [†]. In the event of a conflict between the terms of this Agreement and the Research Plan, the terms of this Agreement shall govern.

1.79	“Research Program” means the research activities undertaken by the Parties as set forth in Article 2 and includes, without limitation, the research activities described in the Research Plan and in each Target Validation Plan and Target Drug Discovery Plan.

1.80	“Research Program Technology” means Xenon Research Program Technology, Merck Research Program Technology, and Joint Research Program Technology, collectively.

1.81	“Research Program Term” means the duration of the Research Program as described in Section 2.2.

1.82	[†].

1.83	“Target” means any human protein or gene: (1) [†] or (2) [†].

1.84	“Target Candidate” shall have the meaning given such term in Section 2.5.1.

1.85	“Target Drug Discovery Plan” means the written research plan, [†]. In the event of a conflict between the terms of this Agreement and a Target Drug Discovery Plan, the terms of this Agreement shall govern.

1.86	“Target Product Profile shall have the meaning given such term in Section 2.5.3.

1.87	“Target Termination Notice” shall have the meaning given such term in Section 3.9.1.

1.88	“Target Validation Plan” means the written research plan, [†]. In the event of a conflict between the terms of this Agreement and a Target Validation Plan, the terms of this Agreement shall govern.

1.89	“Term Sheet Finalization Period” shall have the meaning given such term in Section 3.10.4.

1.90	“Territory” means all of the countries in the world, and their territories and possessions.

1.91	“Third Party” means any Person other than Merck and its Related Parties, and Xenon and its Affiliates.

1.92	“Transferred Product” shall have the meaning given such term in Section 3.9.1.

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1.93	“Valid Patent Claim” means [†].

1.94	“Xenon” shall have the meaning given such term in the preamble to this Agreement.

1.95	“Xenon Background Technology” means Xenon Know-How and Xenon Patent Rights.

1.96	“Xenon Extreme Genetics” means [†].

1.97	“Xenon Know-How” means [†].

1.98	“Xenon Option” shall have the meaning given such term in Section 3.5.

1.99	“Xenon Patent Prosecution” shall have the meaning given such term in Section 8.1.1(c).

1.100	“Xenon Patent Rights” means [†].

1.101	“Xenon Research Program Technology” means [†].

1.102	“Xenon Target Validation Criteria” means the written criteria for validation of a Target Candidate by Xenon [†]. Such Xenon Target Validation Criteria shall be attached hereto as Exhibit 1.102 and become part of this Agreement.

1.103	“Xenon Technology” means Xenon Background Technology and Xenon Research Program Technology.

1.104	“Xenon-Validated Target” means [†].

ARTICLE 2 RESEARCH PROGRAM

2.1	General.

Xenon and Merck shall conduct research activities pursuant to the provisions of this Agreement and the Research Program to validate Target Candidates in the Field and to identify, optimize and develop modulators of Targets. It is intended that the Research Program will be conducted as a unified, collaborative effort with the Parties’ activities carried out primarily at each Party’s respective facilities. The Research Program shall be comprised of the Research Plan, a Target Validation Plan, approved by the JSC pursuant to Section 2.5.2, for each Target, and/or a Target Drug Discovery Plan, approved by the JSC pursuant to Section 2.5.2, for each Target. The Parties may amend the Research Plan by mutual written agreement. In the event of a conflict between the terms of this Agreement and the Research Plan, the terms of this Agreement shall govern.

2.2	Research Program Term.

Except as otherwise provided herein, the term of the Research Program shall commence on the Effective Date and continue for an initial period of [†] years. The Parties may extend the term of the

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Research Program on a year-by-year basis, by mutual written agreement of authorized representatives of each Party, initially at least [†] days prior to the [†] anniversary of the Effective Date and, thereafter, at least [†] days prior to each subsequent anniversary of the Effective Date, and shall, in such case, amend any exhibits as necessary.

2.3	Conduct of Research.

2.3.1	Each Party shall use its Commercially Reasonable Efforts to perform its obligations pursuant to the Research Program and, without limitation, each Party shall perform the work set out in the Research Program by using its good faith efforts to allocate sufficient time, effort, equipment and facilities to the Research Program and to use personnel with sufficient skills and experience as are required to accomplish the objectives of the Research Program.

2.3.2	Each Party shall conduct the Research Program in compliance with all applicable laws, rules and regulations, including, without limitation, Good Laboratory Practice. In addition, if animals are used in research hereunder, the Parties shall comply with the United States Animal Welfare Act or any other applicable local, state, national and international laws and regulations relating to the care and use of laboratory animals. Each Party encourages the other Party to use the highest standards, such as those set forth in the Guide for the Care and Use of Laboratory Animals (NRC, 1996), for the humane handling, care and treatment of such research animals. Any animals which are used in the course of the Research Program, or products derived from those animals, such as eggs or milk, shall not be used for food purposes, nor shall these animals be used for commercial breeding purposes. Each Party shall notify the other Party in writing of any deviations from applicable regulatory or legal requirements.

2.3.3	Each Party hereby agrees that it shall not employ or otherwise use in any capacity, the services of any person debarred under United States law, including but not limited to Section 21 USC 335a, in performing any portion of the Research Program.

2.3.4	Merck shall be entitled to utilize the services of its Affiliates and Third Parties to perform its Research Program activities. Xenon shall be entitled to utilize the services of Third Parties to perform its Research Program activities only with the prior written consent of the JSC or as specifically set forth in the applicable Target Validation Plan or Target Drug Discovery Plan. [†].

2.4	Principal Scientists.

The Parties shall each designate a principal scientist for the Research Program, and/or a principal scientist for a Target Validation Plan and Target Drug Discovery Plan, and all work assignments to be performed by Xenon and Merck shall be carried out under the direction and supervision of the respective principal scientists selected by the Parties. Each Party shall notify the other Party as soon as practicable upon the changing of a principal scientist.

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2.5	Research Program.

2.5.1	Either Party may submit a human gene or protein (a “Target Candidate”) in writing to the JSC for consideration by the JSC as the subject of a Target Validation Plan or Target Drug Discovery Plan, and shall include a proposed Target Product Profile. Each of the Parties shall disclose to the JSC such Information within the Party’s Control relating to the Target Candidate that is necessary (as determined by the disclosing Party) to evaluate the Target Candidate, and shall cooperate with the JSC to review and analyze such Information and, if the Target Candidate is approved by the JSC for the purpose of a Target Validation Plan or if a Target Candidate is approved for a Target Drug Discovery Plan, jointly assist the JSC to develop the plan. All such Information disclosed by a Party to the JSC shall be considered confidential Information and shall be subject to the provisions of Article 5.

2.5.2	A Target Validation Plan or Target Drug Discovery Plan shall be based upon the Research Plan and may only be approved by the JSC [†].

2.5.3	The Parties agree that each Target Drug Discovery Plan will include [†] (collectively, the “Target Product Profile”).

2.5.4	As part of its obligations under the Research Program, [†].

2.5.5	The JSC may elect to develop any number of Target Drug Discovery Plans during the Research Program Term; provided, however, that commencing upon the [†] anniversary [†] Merck and Xenon shall [†].

2.5.6	If a Party (the “Rejecting Party”) rejects a Target Candidate proposed by the other Party (the “Proposing Party”) pursuant to Section 2.5.1 [†].

2.6	Ownership of Technology.

2.6.1	Subject to the provisions of Section 2.6.2 and Section 3.1, the entire right, title and interest in:

(i)	Xenon Technology shall be owned solely by Xenon;

(ii)	Merck Technology shall be owned solely by Merck; and

(iii)	Joint Research Program Technology shall be owned [†];

and, except as expressly set out in this Agreement, neither Party acquires any right, license or other interest in such technology owned by the other Party.

2.6.2	Notwithstanding the provisions of Section 2.6.1 and subject to Section 3.1, with regard to Compounds which: (1) [†]; (2) [†]; (3) [†] (4) [†] Xenon shall, without further act by either Party, have a perpetual (which for greater certainty, shall survive the expiration or termination of this Agreement), royalty-free, exclusive (even as to Merck) license in the Territory, under [†] to [†] and Xenon shall have no financial obligation, or other obligation, to Merck or to any of its Affiliates, arising from the exercise of such right.

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2.6.3	[†]or more frequently if requested by Merck, Xenon shall promptly disclose in writing, to an in-house patent attorney of Merck, designated by Merck, the development, making, conception or reduction to practice of Xenon Research Program Technology and Joint Research Program Technology including, but not limited to, Inventions discovered or created and resulting from the Research Program. In addition, Xenon shall disclose such Xenon Research Program Technology and Joint Research Program Technology to Merck in writing at the next succeeding JSC meeting or more frequently if requested by Merck.

2.7	Joint Steering Committee.

Within [†] days after the Effective Date, the Parties shall establish a Joint Steering Committee (“JSC”) to oversee the Research Program. The JSC shall be comprised [†] but in no event shall exceed [†] representatives of each Party. Each Party may change its representatives to the JSC from time-to-time in its sole discretion, effective upon notice to the other Party of such change. Each of the representatives shall have appropriate technical credentials, experience and knowledge, familiarity with the Research Program and appropriate decision-making authority. Additional representatives or consultants may from time-to-time, by mutual consent of the Parties, be invited to attend JSC meetings, subject to such representative’s or consultant’s written agreement to comply with the requirements of Section 5.1. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives or consultants.

2.8	Decision-Making.

Decisions of the JSC shall be made unanimously by the members of the JSC. In the event that the JSC cannot or does not, after good faith efforts, reach agreement on an issue, then [†].

2.9	JSC Responsibilities.

The JSC shall oversee the Research Program and its responsibilities shall include, but not be limited to, the following functions:

(a)	[†];

(b)	Defining minimum quality standards of sequence criteria for sequence data prior to commencement of sequencing of Target Candidates by Xenon;

(c)	Acceptance of sequencing data for Target Candidates;

(d)	Developing and approving each Target Validation Plan and Target Drug Discovery Plan pursuant to the provisions of Section 2.5.2, including all Xenon Target Validation Criteria;

(e)	Approving a Target Candidate proposed by a Party as the subject of a Target Validation Plan or Target Drug Discovery Plan;

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(f)	Review relevant data, consider and advise on any technical issues that arise, consider issues of priority, and review and advise on any budget matters relating to the Research Program or to any individual Target Validation Plan or Target Drug Discovery Plan;

(g)	Reviewing progress of the Research Program, including Compound identification;

(h)	Recommending modifications to the Research Program;

(i)	[†];

(j)	Making recommendations to Merck as to whether to terminate a Target Validation Plan or Target Drug Discovery Plan; and

(k)	Performing such other tasks as are specifically set forth in this Agreement.

2.10	Meetings.

2.10.1	The JSC shall be chaired by a representative of Merck.

2.10.2	The JSC shall meet [†] in accordance with a schedule established by mutual written agreement of the Parties.

2.10.3	The JSC shall hold an initial meeting within [†] days following the Effective Date and shall thereafter meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than once per Calendar Quarter.

2.10.4	The JSC may meet by means of teleconference, videoconference or other similar communications equipment, but in any event shall meet in person at least [†] with the location for in-person meetings alternating between Xenon and Merck facilities.

2.11	Records.

Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Research Program.

2.12	Copies and Inspection of Records.

Merck shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of Xenon referred to in Section 2.11. Xenon shall maintain such records and the information disclosed therein in confidence in accordance with Section 5.1. Merck shall have the right to arrange for its employee(s) and/or consultant(s) involved in the activities contemplated hereunder to visit the offices and laboratories of Xenon and any of its Third Party contractors as permitted under Section 2.3.4 during normal business hours and upon reasonable notice, and to discuss the Research Program work and its results in detail with the technical personnel and consultant(s) of Xenon. Upon request, Xenon shall provide to Merck copies of the records described in Section 2.11.

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2.13	Quarterly Reports.

Within [†] days following the end of each Calendar Quarter during the Research Program Term, Xenon shall provide to the JSC a written progress report which shall describe, in reasonable detail, the work performed to date on the Research Program, evaluate the work performed in relation to the goals of the Research Program and the individual Target Validation Plans and Target Drug Discovery Plans, and provide such other information required by the Research Program or reasonably requested by the JSC or Merck.

2.14	Annual Report.

Until the expiration of the Research Program Term, on the annual anniversary of the Effective Date (and at the expiration of the Research Program Term), Xenon shall prepare, on a Target-by-Target basis, and provide to Merck: (1) an annual report, written in reasonable detail, of material activities performed under the Research Program the previous year, and (2) plans, written in reasonable detail, for activities to be undertaken under the Research Program in the subsequent year.

ARTICLE 3 MERCK OPTION

3.1	Merck Option.

With regard to each Target, Xenon hereby grants to Merck an option, on a Target-by-Target basis, to acquire from Xenon:

(a)	an exclusive (even as to Xenon), worldwide, royalty-bearing license under [†]; and

(b)	[†];

to research, develop, make, have made, use, offer to sell, sell and/or import Compounds and Products that [†] the Target[†], subject to the terms of this Agreement.

3.2	Exercise of Merck Option.

Merck may exercise the Merck Option at any time, and from time-to-time, during the Merck Option Period by providing notice in writing to Xenon that specifies the Target, and upon receipt by Xenon of such notice Merck shall, without further act by either of the Parties, be granted the licenses set out in Section 3.1.

3.3	Transfer by Xenon.

As soon as practicable following Merck’s exercise of the Merck Option for a Target, but in no event later than [†] days thereafter, [†] shall, within a reasonable period of time after exercise of the Merck Option, but in any event not longer than [†] days thereafter, transfer all Information on the Target to Merck so that Merck may proceed with research, development and Commercialization relating to the Target and to Compounds and Products relating to the Target including, but not limited to, [†] pursuant to the terms of this Agreement.

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3.4	Option Exercise Fee.

If Merck elects to exercise the Merck Option, then Merck shall pay to Xenon an option exercise fee of Two Million Dollars ($2,000,000) (the “Option Exercise Fee”) for each of the first [†] optioned Targets and there shall be no Option Exercise Fee for Targets optioned by Merck after the first [†] Targets. The Parties agree that: (1) there is no limit on the number of Targets which Merck may option, and (2) the total of all Option Exercise Fees paid by Merck to Xenon pursuant to this Agreement shall not, under any circumstances, exceed [†]. Merck shall pay the Option Exercise Fee to Xenon within thirty (30) days of Merck’s exercise of the Merck Option for each of the first [†] optioned Targets.

3.5	Xenon Option.

If Merck exercises the Merck Option and develops Compounds or Products, then Xenon shall have an option, subject to Section 3.6, with regard to Compounds or Products that utilise or are derived from Xenon Research Program Technology or Joint Research Program Technology, on a Compound-by-Compound and Product-by-Product basis, to co-fund fifty percent (50%) of the combined development costs of (a) and (b) below for each Compound or Product for which it exercises such option (the “Xenon Option” and each Product, a “Co-Funded Product”):

(a)	all Phase I Clinical Trials, until completion of the first Phase II Clinical Trial; and

(b)	the cost of the first Phase II Clinical Trial.

Merck shall provide to Xenon a copy of each such Compound’s or Product’s first IND (or other equivalent regulatory filing) and summary clinical development plans, including estimated costs through the end of the first Phase II Clinical Trial. [†]Xenon shall have [†] days after receipt of such costs in which to inform Merck in writing if Xenon exercises the Xenon Option.

If Xenon exercises the Xenon Option, then Xenon shall pay to Merck, [†], fifty percent (50%) of [†] with payment due [†] days after the end of [†]. Each [†], the Parties shall reconcile any variance between actual costs and estimated costs. If the actual development costs exceed the estimated development costs by [†] percent ([†]%) or less, then Xenon shall remit to Merck fifty percent (50%) of such underpayment within forty-five (45) days of notice of such underpayment. If the actual development costs exceed the estimated development costs by more than [†]percent ([†]%), then Merck shall deduct Xenon’s share of the underpayment in excess of [†]percent ([†]%) from future royalties payable to Xenon.

3.6	Merck Research Program Technology.

The Parties acknowledge and agree that Xenon shall not have an option to co-fund Compounds or Products that do not utilise or are not derived from Xenon Research Program Technology or Joint Research Program Technology, but Xenon shall be eligible to receive royalties and milestones as provided in Sections 6.3.2 and 6.4.1(a)(i) in respect of such Compounds and Products.

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3.7	Annual Report.

Following exercise of the Merck Option, Merck shall prepare, on a Target-by-Target and Product-by-Product and Compound-by-Compound basis, a summary annual report for Xenon which will include a description, in reasonable detail, of material research, pre-clinical, clinical and Commercialization activities undertaken by Merck during the prior year and planned for the next year.

3.8	Joint Development Committee.

Following exercise of the Merck Option, if Xenon exercised the Xenon Option, the Parties shall establish a joint development committee (“JDC”) for each Co-Funded Product under development, which committee shall be constituted and shall carry out its duties as follows:

3.8.1	The principal function of the JDC shall be to keep Xenon informed, in reasonable detail, of development activities relating to each Co-Funded Product until NDA Approval of such Co-Funded Product.

3.8.2	The JDC shall be comprised of [†]. Each Party may change its representatives to the JDC from time-to-time in its sole discretion, effective upon notice to the other Party of such change. Each of the representatives shall have appropriate technical credentials, experience and knowledge, familiarity with the development of the Compound or Product and appropriate decision-making authority. Additional representatives or consultants may from time-to-time, by mutual consent of the Parties, be invited to attend JDC meetings, subject to such representative’s or consultant’s written agreement to comply with the requirements of Section 5.1.

3.8.3	The JDC shall meet [†], with the first such meeting at the facilities of Merck and thereafter to alternate between the facilities of the Parties.

3.8.4	A representative of Merck shall chair each meeting.

3.9	Co-Funded Products – Reversion Rights and Credited Payments.

3.9.1	Reversion Rights. If, following the expiration of the Research Program Term and if Merck has exercised the Merck Option, [†].

3.9.2	Credited Payments. If the Research Program Term expires and Merck ceases clinical development activities, for [†], on a Co-Funded Product [†] then Merck shall credit Xenon with an amount equal to the co-funding amounts received by Merck from Xenon for such dropped Co-Funded Product. Merck shall apply such credited amount to [†].

3.10	[†].

3.10.1	[†].

3.10.2	[†].

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3.10.3	[†].

3.10.4	[†].

3.10.5	[†].

3.10.6	[†].

3.10.7	[†].

3.11	[†].

[†]:

(a)	[†]

(b)	[†]

ARTICLE 4 LICENSE; EXCHANGE OF INFORMATION; DEVELOPMENT AND COMMERCIALIZATION

4.1	License Grants.

4.1.1	License Grants from Xenon to Merck.

(a)	Xenon hereby grants to Merck a non-exclusive license in the Field and in the Territory under Xenon Background Technology solely to perform research pursuant to the Research Plan and/or the applicable Target Validation Plan or Target Drug Discovery Plan during the Research Program Term.

(b)	Xenon hereby grants to Merck a co-exclusive license in the Field and in the Territory under Xenon Research Program Technology and Xenon’s interest in Joint Research Program Technology solely to perform research pursuant to the Research Plan and/or the applicable Target Validation Plan or Target Drug Discovery Plan during the Research Program Term.

(c)	Upon Merck’s exercise of the Merck Option, Xenon hereby grants to Merck the licenses provided for in Section 3.1.

4.1.2	License Grants from Merck to Xenon.

(a)	Merck hereby grants to Xenon a non-exclusive license in the Field and in the Territory under Merck Background Technology solely to perform research pursuant to the Research Plan and/or the applicable Target Validation Plan or Target Drug Discovery Plan during the Research Program Term.

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(b)	Merck hereby grants to Xenon a co-exclusive license in the Field and in the Territory under Merck Research Program Technology and Merck’s interest in Joint Research Program Technology solely to perform research pursuant to the Research Plan and/or the applicable Target Validation Plan or Target Drug Discovery Plan during the Research Program Term.

4.1.3	Joint Research Program Technology. Subject to the Merck Option, upon the expiration of the Research Program Term, [†].

4.2	Internal Research Purposes.

During the term of this Agreement, [†] shall be entitled to use [†] for Internal Research Purposes.

4.3	Exchange of Information.

During the Research Program Term, Merck shall provide to Xenon, in English and in writing or in an electronic format, the Merck Background Technology for Xenon to undertake its activities described in the Research Program. During the term of this Agreement, Xenon shall provide to Merck, in English and in writing or in an electronic format, the Xenon Background Technology for Merck to undertake its activities described in the Research Program and for Merck to exercise its rights upon exercise of the Merck Option.

4.4	No Implied Licenses.

Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Information disclosed to it under this Agreement or under any patents or patent applications Controlled by the other Party or its Affiliates.

4.5	Development and Commercialization.

Upon Merck’s exercise of the Merck Option in respect of a Target, Merck shall use Commercially Reasonable Efforts in the development and Commercialization of Compound(s) and Product(s) that modulate such optioned Target.

4.6	Excused Performance.

[†].

ARTICLE 5 CONFIDENTIALITY AND PUBLICATION

5.1	Nondisclosure Obligation.

All Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such Information:

5.1.1	is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

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5.1.2	is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;

5.1.3	is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the other Party;

5.1.4	is developed by the receiving Party independently of Information received from the disclosing Party, as documented by the receiving Party’s business records;

5.1.5	is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain or maintain approval to conduct clinical trials or to market Compounds or Products, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

5.1.6	is deemed necessary by either Party to be disclosed to Related Parties, agent(s), or other Third Parties (who are approved pursuant to Section 2.3.4) in connection with the performance of its obligations pursuant to this Agreement, on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement; provided, however, that the term of confidentiality for such Third Parties shall be no less than ten (10) years; or

5.1.7	is deemed necessary by counsel to the receiving Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the receiving Party, on the condition that such attorneys, independent accountants and financial advisors agree to be bound by the confidentiality and non-use obligations contained in this Agreement; provided, however, that the term of confidentiality for such attorneys, independent accountants and financial advisors shall be no less than ten (10) years.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

If a Party is required by judicial or administrative process to disclose Information that is subject to the non-disclosure provisions of this Section 5.1 or Section 5.2, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 5.1 and Section 5.2, and the Party disclosing Information pursuant to law or court order shall take all steps reasonably necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Information.

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5.2	Publication.

5.2.1	Subject to the provisions of Section 5.1 and 5.2.3, Merck shall have the right, as of the Effective Date to publish: (1) Merck Research Program Technology; (2) any Xenon Research Program Technology under which Merck acquires a license pursuant to the exercise of the Merck Option; and (3) [†].

5.2.2	Following the expiration or termination of the Research Program Term, but not before, and subject to the provisions of Section 5.1 and 5.2.3, Xenon shall have the right to publish: (1) Xenon Research Program Technology (excluding any Xenon Research Program Technology under which Merck acquires a license pursuant to the exercise of the Merck Option); and (2) [†].

5.2.3	Merck and Xenon each acknowledge the other Party’s interest in publishing the results of its research in order to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, except for disclosures permitted pursuant to Section 5.1, if either Party decides that public presentation or publication of Research Program Technology is desirable pursuant to Sections 5.2.1 or 5.2.2, either Party, its Affiliates, its employee(s) or consultant(s) wishing to make a publication or presentation shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure at least sixty (60) days prior to submission for publication or presentation. The reviewing Party shall have the right (a) to propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons, or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay, the publishing Party shall delay submission or presentation for a period of ninety (90) days to enable patent applications protecting each Party’s rights in such information to be filed in accordance with Article 8. Upon expiration of such ninety (90) days, the publishing Party shall be free to proceed with the publication or presentation. If the reviewing Party requests modifications to the publication or presentation, the publishing Party shall edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation.

5.3	Publicity/Use of Names.

Upon execution of this Agreement by the Parties, each Party may issue a press release as set out in Exhibit 5.3. In addition, each Party may, in its public and confidential disclosures to Third Parties and after execution of this Agreement, refer to the name of the other Party and the information set out in Exhibit 5.3. Otherwise, except as permitted by Section 5.1, no disclosure of the existence, or the terms, of this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by law.

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ARTICLE 6 PAYMENTS; ROYALTIES AND REPORTS

6.1	Research Program Costs.

Other than as provided in Section 6.2, each Party shall be responsible for the costs it incurs in carrying out its responsibilities under the Research Program.

6.2	FTE Funding.

For the duration of the initial [†] year Research Program Term, Merck shall fund, on a [†] basis (pro-rated for any period of less than [†] months at the beginning or end of the Research Program Term), in advance, a minimum of [†] FTEs of Xenon at the FTE Rate. The number of funded FTEs may be increased during the initial [†] year Research Program Term by mutual written consent of both Parties. For extensions to the Research Program Term beyond the initial [†] year term, the FTEs may be increased or decreased by mutual written consent of both Parties. After the initial [†] year Research Program Term, the FTE cost will be adjusted in accordance with the local consumer price index.

6.3	Milestone Payments.

Subject to the terms and conditions of this Agreement, Merck shall pay to Xenon the following milestone payments:

6.3.1	[†] Milestones:

(a)	Delivery of [†] pursuant to Section 2.9(a):

Two Million Five Hundred Thousand Dollars ($2,500,000)

(b)	Delivery of [†] pursuant to Section 2.9(a):

Two Million Five Hundred Thousand Dollars ($2,500,000)

6.3.2	Compounds and Products for which Xenon has Not Exercised the Xenon Option (i.e., Compounds and Products Which are Not Co-Funded Products):

(a)	Milestone #1: Identification of first Lead Compound for a Target:

One Million Dollars ($1,000,000)

(b)	Milestone #2: [†]:

[†] Dollars ($[†])

(c)	Milestone #3: [†]:

[†] Dollars ($[†])

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(d)	Milestone #4: [†]:

[†] Dollars ($[†])

(e)	Milestone #5: [†]:

[†] Dollars ($[†])

(f)	Milestone #6: [†]:

[†] Dollars ($[†])

(g)	Milestone #7: [†]:

[†] Dollars ($[†])

(h)	Milestone #8: [†]:

[†] Dollars ($[†])

(i)	Milestone #9: [†]:

[†] Dollars ($[†])

6.3.3	Compounds and Products for which Xenon has Exercised the Xenon Option (i.e., Co-Funded Products):

(a)	Milestone #1: [†]:

[†] Dollars ($[†])

(b)	Milestone #2: [†]:

[†] Dollars ($[†])

(c)	Milestone #3: [†]:

[†] Dollars ($[†])

(d)	Milestone #4: [†]:

[†] Dollars ($[†])

(e)	Milestone #5: [†]:

[†] Dollars ($[†])

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(f)	Milestone #6: [†]:

[†] Dollars ($[†])

(g)	Milestone #7: [†]:

[†] Dollars ($[†])

(h)	Milestone #8: [†]:

[†] Dollars ($[†])

(i)	Milestone #9: [†]:

[†] Dollars ($[†])

6.3.4	General Milestone Provisions.

(a)	Merck shall notify Xenon in writing within [†] days following the achievement of each Milestone, and shall make the corresponding Milestone payment within [†] days after the achievement of such Milestone.

(b)	[†] Milestones as provided for in Section 6.3.1 are payable [†].

(c)	Milestones as provided for under Section 6.3.2 and Section 6.3.3 are payable [†].

(d)	Each milestone payment under Section 6.3.2 and Section 6.3.3 is payable [†].

(e)	[†].

(f)	[†].

6.4	Royalties.

6.4.1	Royalties Payable By Merck. Subject to the terms and conditions of this Agreement, Merck shall pay royalties to Xenon, [†].

(a)	Patent Royalties.

(i)	Royalty Tiers for Products which are Not Co-Funded Products. Merck shall pay Xenon royalties in an amount equal to the following percentage of Net Sales by Merck and its Related Parties[†]:

(A)	[†] percent ([†]%) of Net Sales [†] ($[†]);

(B)	[†] percent ([†]%) of Net Sales [†];

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(C)	[†] percent ([†]%) of Net Sales [†]; and

(D)	[†] percent ([†]%) of Net Sales [†].

(ii)	Royalty Tiers for Co-Funded Products. Merck shall pay Xenon royalties in an amount equal to the following percentage of Net Sales of Co-Funded Products by Merck or its Related Parties[†]:

(A)	[†] percent ([†]%) of Net Sales [†]

(B)	[†] percent ([†]%) of Net Sales [†]

(C)	[†] percent ([†]%) of Net Sales [†]and

(D)	[†] percent ([†]%) of Net Sales [†]

(iii)	Royalties on each Product at the rates set forth in Section 6.4.1(a)(i) and (ii) above (the “Patent Royalty Rate”) shall continue on a country-by-country basis until the expiration of the last-to-expire Valid Patent Claim Covering the Product (the “Patent Royalty Term”).

(b)	Know-How Royalty. Notwithstanding the provisions of Section 6.4.1(a), in countries where the sale of a Product by Merck or its Related Parties would not infringe a Valid Patent Claim, Merck shall pay royalty rates that shall be set at fifty percent (50%) of the applicable Patent Royalty Rate determined according to Section 6.4.1(a)(i) or (ii), as applicable (tier based on worldwide annual net sales) (the “Know-How Royalty Rate”). Such royalties shall be calculated after first calculating royalties under Section 6.4.1(a)(i) or (ii), as applicable. Such Know-How Royalty shall be payable for ten (10) years following the First Commercial Sale of such Product (the “Know-How Royalty Term”).

(c)	Calculation of Royalties. [†].

(d)	General Royalty Provisions.

(i)	All royalties are subject to the following conditions:

(A)	[†] shall be due with respect to [†];

(B)	[†]shall be due upon the sale or other transfer [†];

(C)	no royalties shall accrue on the sale or other disposition of a Compound or Product by Merck or its Related Parties for use in a Clinical Trial; and

(D)	[†].

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6.4.2	Change in Sales Practices. The Parties acknowledge that during the term of this Agreement, [†].

6.4.3	Compulsory Licenses. If a compulsory license is granted to a Third Party[†].

6.4.4	Third Party Licenses. In the event that one or more [†].

6.4.5	Non-Monetary Consideration. In the event that Merck or any of its Related Parties receives any non-monetary consideration in connection with the sale or other disposition for value of Compounds or Products, including barter or counter-trade (but excluding transactions described in Section 6.4.1(d)(i)(D)), the Net Sales of such Compound or Product shall be calculated [†].

6.5	Reports; Payment of Royalty.

During the term of this Agreement following the First Commercial Sale of a Product, Merck shall furnish to Xenon a [†]written report for [†]showing the Net Sales of all Products subject to royalty payments sold by Merck and its Related Parties in the Territory during the reporting period and the royalties payable under this Agreement. Reports shall be due on the [†]day following [†]. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Merck shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

6.6	Audits.

6.6.1	Upon the written request of Xenon and not more than once [†], Merck shall permit an independent certified public accounting firm of nationally recognized standing selected by Xenon and reasonably acceptable to Merck, at Xenon’s expense, to have access during normal business hours to such of the records of Merck as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any [†] ending not more than [†] prior to the date of such request. The accounting firm shall disclose to Xenon only whether the royalty reports are correct or incorrect and the amount of any discrepancy. No other information shall be provided to Xenon.

6.6.2	If such accounting firm correctly identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within [†] days of the date Xenon delivers to Merck such accounting firm’s written report so correctly concluding, or as otherwise agreed upon by the Parties. The fees charged by such accounting firm shall be paid by [†].

6.6.3	Merck shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Merck, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Xenon’s independent accountant to the same extent required of Merck under this Agreement.

6.6.4	Upon the expiration of [†]following[†], the calculation of royalties payable with respect to [†].

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6.6.5	Xenon shall treat all financial information subject to review under this Section 6.6 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Merck and/or its Related Parties obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

6.7	Payment Exchange Rate.

All payments to be made by Merck to Xenon under this Agreement shall be made in United States dollars and may be paid by check made to the order of Xenon or bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by Xenon from time-to-time. In the case of sales outside the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in United States dollars due Xenon shall be made at the monthly rate of exchange utilized by Merck in its worldwide accounting system, prevailing on the third to the last business day of the month preceding the month in which such sales are recorded by Merck.

6.8	Income Tax Withholding.

[†].

ARTICLE 7 REPRESENTATIONS AND WARRANTIES

7.1	Representations and Warranties of Each Party.

Each Party represents and warrants to the other Party that as of the Effective Date:

(a)	it is duly-incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)	it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; and

(c)	this Agreement has been duly-executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

7.2	Xenon Representations and Warranties.

Xenon represents and warrants to Merck that as of the Effective Date:

(a)	[†];

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(b)	[†];

(c)	[†];

(d)	[†]; and

(e)	Xenon has not received notice of any claims, judgments or settlements against or owed by Xenon, nor of any pending or threatened claims or litigation, relating to the Xenon Patent Rights or Xenon Know-How.

7.3	Merck Representations and Warranties.

Merck represents and warrants to Xenon that as of the Effective Date:

(a)	[†];

(b)	[†];

(c)	[†]; and

(d)	Merck has not received notice of any claims, judgments or settlements against or owed by Merck nor of pending or threatened claims or litigation relating to the Merck Patent Rights or Merck Know-How.

7.4	Covenants.

7.4.1	[†].

7.4.2	[†].

7.4.3	[†].

7.4.4	[†].

7.4.5	[†].

7.5	Disclaimer of Warranties.

The warranties expressly provided in this Agreement are the sole warranties given by the Parties hereunder, and are made expressly in lieu of, and exclude, any implied warranties of merchantability, fitness for a particular purpose, non-infringement or otherwise, and all other express or implied representations and warranties provided by common law, statute or otherwise are hereby disclaimed by both Parties.

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7.6	Limitation of Liability.

[†]; provided, however, the foregoing limitation of liability shall not apply to the liabilities arising from: (a) fraud or fraudulent misrepresentation of a Party or its Affiliate, or (b) the gross negligence or wilful misconduct of a Party or its Affiliate. Furthermore, this Section 7.6 shall not be construed to limit either Party’s indemnification obligations under Section 7.7 or a Party’s right to obtain such damages for a breach of Article 5.

7.7	Indemnification.

7.7.1	Indemnification By Merck. Merck shall indemnify, defend and hold Xenon, its Affiliates and its and their respective agents, employees, officers and directors (each a “Xenon Indemnitee”) harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”) to which any Xenon Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Person other than a Party or its Affiliates to the extent such Losses arise out of: (a) Merck’s, its Related Parties’ or subcontractors’ performance of Merck’s obligations under this Agreement; (b) the manufacture, use, handling, storage, sale or other disposition of Compounds or Products by Merck and its Related Parties, only to the extent such manufacture, use, handling, storage, sale or other disposition activities (or any component thereof by Xenon for Merck) are not performed by, or on behalf of, Xenon and/or its Affiliates; (c) the use by a Third Party of any Compound or Product sold by or otherwise provided by Merck or its Related Parties; or (d) a material breach by Merck or its Related Parties of any covenant, representation, warranty or other Agreement made by Merck in this Agreement; except, in each case, to the extent such Losses result from the material breach by Xenon, its Affiliates, sublicensees or subcontractors of any covenant, representation, warranty or other agreement made by Xenon in this Agreement or the negligence or wilful misconduct of any Xenon Indemnitee.

7.7.2	Indemnification by Xenon. Xenon shall indemnify, defend and hold Merck, its Affiliates, Related Parties and its and their respective agents, employees, officers and directors (each a “Merck Indemnitee”) harmless from and against any and all Losses, to which any Merck Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Person other than a Party or its Affiliates to the extent such Losses arise out of: (a) Xenon’s, its Affiliates’, sublicensees’ or subcontractors’ performance of Xenon’s obligations under this Agreement; (b) the manufacture, use, handling, storage, sale or other disposition of Compounds or Products by, or on behalf or, Xenon and/or its Affiliates, including the use of Compounds or Products in connection with Clinical Trials; (c) the use by a Third Party of any Compound or Product sold by or otherwise provided by Xenon, its Affiliates, its sublicensees or subcontractors; or (d) a material breach by Xenon, its Affiliates, sublicensees or subcontractors of any covenant, representation or warranty or other agreement made by Xenon in this Agreement; except, in each case, to the extent such Losses result from the material breach by Merck, its Related Party or subcontractors of any covenant, representation, warranty or other agreement made by Merck in this Agreement or the negligence or wilful misconduct of any Merck Indemnitee.

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7.7.3	Notice of Indemnification Obligation and Defense. Any Party entitled to indemnification under Section 7.7.1 or 7.7.2 shall give notice to the indemnifying Party of any Losses that may be subject to indemnification, promptly after learning of such Losses, but the omission to so notify the indemnifying Party promptly will not relieve the indemnifying Party from any liability under Section 7.7.1 or 7.7.2 except to the extent that the indemnifying Party shall have been prejudiced as a result of the failure or delay in providing such notice. The indemnifying Party shall assume the defense of such Losses with counsel reasonably satisfactory to the indemnified Party. If such defense is assumed by the indemnifying Party, the indemnifying Party will not be subject to any liability for any settlement of such Losses made by the indemnified Party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified Party with respect to such Losses. The indemnified Party shall provide the indemnifying Party with all information in its possession and all assistance reasonably necessary to enable the indemnifying Party to carry on the defense of any such Losses.

7.8	Insurance.

7.8.1	Xenon’s Insurance Obligations. During the term of this Agreement, Xenon shall maintain, at its cost, adequate insurance against liability and other risks associated with its activities contemplated by this Agreement, including but not limited to its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices in the pharmaceutical industry for the activities to be conducted by it under this Agreement. Xenon shall furnish to Merck evidence of such insurance upon request by Merck.

7.8.2	Merck’s Insurance Obligations. Merck hereby represents and warrants to Xenon that it is self-insured against liability and other risks associated with its activities and obligations under this Agreement in such amounts and on such terms as are customary for a company in the pharmaceutical industry.

ARTICLE 8 PATENT PROVISIONS

8.1	Filing, Prosecution and Maintenance of Patent Rights During the Research Program Term.

8.1.1	During the Research Program Term:

(a)	Merck shall be responsible for, and shall bear the cost of, the preparation, filing, prosecution and maintenance, in its sole discretion, of:

(i)	the Merck Patent Rights; and

(ii)	all Patent Rights Covering Merck Research Program Technology.

(b)	Subject to the provisions of Sections 8.1.1(c) and (d) and Section 8.2.1, Xenon shall be responsible for the preparation, filing, prosecution and maintenance, of:

(i)	the Xenon Patent Rights;

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(ii)	all Patent Rights Covering Xenon Research Program Technology; and

(iii)	all Patent Rights Covering Joint Research Program Technology.

(c)	With respect to the preparation, filing, prosecution and maintenance of the Patent Rights set out in Section 8.1.1(b) (“Xenon Patent Prosecution”):

(i)	Xenon shall consult from time-to-time with Merck with respect to its choice of patent counsel;

(ii)	Xenon shall provide to Merck, as often as reasonably requested, written reports listing the jurisdictions for Xenon Patent Prosecution and summarizing Xenon Patent Prosecution activities;

(iii)	Xenon shall provide to Merck, for its review and comment, drafts of all patent applications, and all other material correspondence, submissions and documents, relating to Joint Patent Rights; and

(iv)	Xenon shall bear the costs in respect of the Xenon Patent Rights and the Parties shall share equally the costs in respect of the Patent Rights Covering Xenon Research Program Technology and the Patent Rights Covering Joint Research Program Technology.

(d)	[†].

(e)	[†].

8.2	Exercise of the Merck Option.

8.2.1	On each occasion on which Merck exercises the Merck Option, but subject to the provisions of Section 8.2.3, Merck shall thereafter have the sole right, and the obligation, at its cost, to prepare, file, prosecute and maintain, throughout the Territory, all Patent Rights Covering the Xenon Research Program Technology and Joint Research Program Technology, in each case that is the subject of the license granted to Merck pursuant to Section 3.1.

8.2.2	With respect to the preparation, filing, prosecution and maintenance of the Patent Rights set out in Section 8.2.1 (“Merck Patent Prosecution”), Merck shall:

(i)	consult from time-to-time with Xenon with respect to its choice of patent counsel; and

(ii)	provide to Xenon, so often as reasonably requested, written reports listing the jurisdictions for Merck Patent Prosecution and summarizing Merck Patent Prosecution activities.

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8.2.3	Merck shall not cease the prosecution or maintenance of any Patent Rights set out in Section 8.2.1, without first [†].

8.2.4	In the event that [†].

8.3	Filing, Prosecution and Maintenance of Patent Rights Following Expiration of the Research Program Term.

8.3.1	Following the expiration of the Research Program Term:

(a)	Merck and Xenon shall have the right, each in its sole discretion and at its own cost, to prepare, file, prosecute and maintain, respectively, the Merck Patent Rights and the Xenon Patent Rights.

(b)	Merck shall have the right, in its sole discretion, and at its cost, to prepare, file, prosecute and maintain all Patent Rights Covering Merck Research Program Technology.

(c)	Subject to the provisions of Section 8.2.1, Xenon shall have the right, in its sole discretion, and at its cost, to prepare, file, prosecute and maintain:

(i)	[†]; and

(ii)	subject to the provisions of [†].

(d)	[†].

(e)	[†].

8.4	Enforcement and Defense.

8.4.1	Enforcement and Defense Relating to Xenon Patent Rights or Xenon Know-How.

(a)	During the Research Program Term:

(i)	each Party shall give to the other notice of any infringement of any Patent Rights Covering Joint Research Program Technology or the misuse or misappropriation of Joint Know-How that comes to such Party’s attention;

(ii)	Xenon shall give Merck notice of (A) any infringement of [†];

(iii)	[†];

(iv)	Xenon, upon notice to Merck, shall have the first right to initiate and prosecute such legal action in its own name or in the name of Xenon and Merck, or to control the defense of any declaratory judgment action relating to any such Patent Rights;

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(v)	Xenon shall promptly inform Merck if it elects not to exercise such first right and Merck shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of Merck and, if necessary, Xenon;

(vi)	the costs of any such actions [†]; and

(vii)	each Party shall have the right to be represented by counsel of its own choice.

(b)	Following the expiration of the Research Program Term:

(i)	Each Party shall give to the other notice of:

(A)	any infringement of any Patent Rights Covering Joint Research Program Technology;

(B)	misuse or misappropriation of Joint Know-How; and

(C)	in the event that Merck has exercised the Merck Option, any infringement of any Patent Rights Covering the Xenon Research Program Technology that is the subject of the license granted pursuant to Section 3.1.

(ii)	[†];

(iii)	[†];

(iv)	[†]; and

(v)	each Party shall have the right to be represented by counsel of its own choice, at its cost.

(c)	For any action contemplated in this Section 8.4.1, in the event that either Party is unable to initiate or prosecute such action solely in its own name, the other Party shall join such action voluntarily and shall execute and cause its Affiliates to execute all documents necessary to initiate litigation to prosecute and maintain such action. In connection with any action, each Party shall cooperate fully and shall provide each other with any information or assistance that either may reasonably request. Each Party shall keep the other informed of developments in any action or proceeding, including, to the extent permissible by law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

(d)	Any recovery obtained by either or both Merck and Xenon in connection with or as a result of any action contemplated by this Section, whether by settlement or otherwise, shall be shared in order as follows:

(i)	[†];

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(ii)	[†]; and

(iii)	[†].

(e)	Xenon shall inform Merck of any certification regarding any Xenon Patent Rights it has received pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions [†]provided, however, that [†].

8.5	Cooperation; Patent Term Restoration; Pediatric Study Extensions.

The Parties agree to cooperate and to take reasonable actions to maximize the protections available under the safe harbor provisions of 35 U.S.C. 103(c) for U.S. patents and patent applications. The Parties shall cooperate with each other, including, without limitation, to provide necessary information and assistance as the other Party may reasonably request, in obtaining patent term restoration or supplemental protection certificates or their equivalents, or pediatric study extensions, in any country in the Territory where applicable to Xenon Patent Rights, Xenon Research Program Technology, Merck Patent Rights, Merck Research Program Technology and/or Joint Patent Rights.

8.6	Inventorship.

Inventorship of all patent applications filed under this Agreement shall be determined in accordance with U.S. patent law.

ARTICLE 9 TERM AND TERMINATION

9.1	Term and Expiration.

9.1.1	This Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to Sections 9.2 or 9.3, this Agreement shall continue in full force and effect until the expiration of all royalty obligations hereunder.

9.1.2	In the event that Merck has exercised the Merck Option, upon expiration of this Agreement the license granted to Merck pursuant to Section 3.1(a) shall thereupon become a fully paid-up, non-exclusive license, and each Party shall have the right, both in and outside of the Field, under Joint Research Program Technology, with a right to grant licenses under their respective interests in Joint Research Program Technology, to [†], and shall have no financial obligation to the other Party, or other obligation to account to the other Party, arising from the exercise of such right.

9.1.3	In the event that Merck has not exercised the Merck Option, upon expiration of this Agreement, [†], and shall have no financial obligation to the other Party, or other obligation to account to the other Party, arising from the exercise of such right.

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9.2	Termination By Merck.

9.2.1	Notwithstanding anything contained herein to the contrary, Merck shall have the right to terminate this Agreement, in its sole discretion, by giving notice in writing (a “Termination Notice”) to Xenon at any time following[†], specifying the effective date of such termination (the “Termination Date”) and, except for the surviving provisions set forth in Section 9.4 and subject to the following provisions of this Section 9.2, all of the rights and obligations of the Parties hereunder shall terminate as of the Termination Date:

(a)	[†];

(b)	[†];

(c)	Each Party shall have the right to fully use and exploit its interest in all Joint Research Program Technology both in and outside of the Field, without limitation, and to grant licenses under its interest in Joint Research Program Technology, all without any obligation to account to the other Party for any consideration received by such Party from the exercise of such right;

(d)	The Parties shall continue to prosecute, maintain, enforce, and bear the costs of, all Patent Rights Covering Joint Research Program Technology in accordance with the provisions of Article 8;

(e)	[†];

(f)	[†]; and

(g)	No later than thirty (30) days after the Termination Date, each Party shall return or cause to be returned to the other Party all Information in tangible form received from the other Party and all copies thereof; provided, however, that each Party may retain any Information reasonably necessary for such Party’s continued practice under any license(s) which do not terminate pursuant to this Section, and may keep one copy of Information received from the other Party in its confidential files for record purposes.

9.3	Termination for Cause.

9.3.1	Cause for Termination. This Agreement may be terminated at any time during the term of this Agreement:

(a)	upon written notice by either Party if the other Party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within ninety (90) days after notice requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the ninety (90) day cure period shall be tolled until such time as the dispute is resolved pursuant to Section 10.6; or

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(b)	by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [†] days after the filing thereof.

9.3.2	Effect of Termination for Cause on License.

(a)	If Merck terminates this Agreement under Section 9.3.1(a), then Merck’s licenses pursuant to Sections 4.1.1 and 4.1.3 shall become fully paid-up, perpetual licenses, Xenon’s licenses pursuant to Sections 4.1.2 and 4.1.3 shall terminate as of such termination date and Xenon shall, within thirty (30) days after the effective date of such termination return or cause to be returned to Merck all Products, Compounds, all Information in tangible form, and all substances or compositions delivered or provided by Merck, as well as any other material provided by Merck in any medium. If Xenon terminates this Agreement under Section 9.3.1(a), then Merck’s licenses pursuant to Sections 4.1.1 and 4.1.3 shall terminate as of such termination date and Merck shall, within thirty (30) days after the effective date of such termination, return or cause to be returned to Xenon all Information in tangible form and substances or compositions delivered or provided by Xenon, as well as any other material provided by Xenon in any medium.

(b)	Upon termination of this Agreement by Merck pursuant to Section 9.2, or by Xenon pursuant to Section 9.3.1(a), Merck and its Affiliates, sublicensees and distributors shall be entitled, during the twelve (12) month period immediately following the effective date of termination, to finish any work-in-progress and to sell any Products or Compounds remaining in inventory, in accordance with the terms of this Agreement.

(c)	In the event that this Agreement is terminated by Merck under Section 9.3.1(b), then, in addition to the provisions of Section 9.3.2(a), this Section 9.3.2(c) shall also apply. In the event that this Agreement is terminated due to the rejection of this Agreement by or on behalf of Xenon due to an Insolvency Event[†].

The foregoing provisions of Section 9.3.2(c) are without prejudice to any rights Merck may have arising under the Code or other applicable law.

9.4	Effect of Expiration or Termination; Survival.

Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including, without limitation, the obligation to pay royalties for Products or Compounds sold prior to such expiration or termination. The provisions of Article 5 shall survive the expiration or termination of this Agreement and shall continue in effect for

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ten (10) years. The provisions of Articles 1, 7, and 9 (except Section 9.5), the provisions of Article 8 governing the prosecution and enforcement of Patent Rights Covering Joint Research Program Technology, and Sections 2.6.2, 7.6, 7.7.1, 10.3, 10.4 and 10.5 shall survive the expiration or termination of this Agreement.

9.5	[†].

9.5.1	In the event that there is a Change of Control [†] shall provide written notice to [†] and:

(a)	[†]; and

(b)	[†] shall have the right, at [†] election at any time after such Change of Control, to implement some or all of the following revisions to this Agreement:

(i)	[†];

(ii)	[†];

(iii)	[†];

(iv)	[†]; and

(v)	[†].

9.5.2	“Change of Control” of a Party means: (a) the sale of all or substantially all of the Party’s assets or business relating to this Agreement; (b) a merger, amalgamation, reorganization or consolidation involving the Party in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) the acquisition by a Person, or group of Persons acting in concert, of more than fifty percent (50%) of the voting equity securities or management control of the Party.

ARTICLE 10 MISCELLANEOUS

10.1	Force Majeure.

Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including, but not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

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10.2	Assignment.

Except as hereinafter provided in this Section 10.2, this Agreement shall not be assigned or otherwise transferred, in whole or in part, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party, provided, however, that:

10.2.1	Merck may assign this Agreement and its rights and obligations hereunder, without Xenon’s consent:

(i)	in whole or in part to any Affiliate of Merck, provided that Merck notifies Xenon in writing within a reasonable amount of time after such assignment; or

(ii)	in whole or in part in connection with a Change of Control of Merck or any Affiliate of Merck, provided that Merck gives notice in writing to Xenon within twenty (20) business days following the completion of such event.

10.2.2	Xenon may assign this Agreement and its rights and obligations hereunder, without Merck’s consent in whole or in part in connection with a Change of Control of Xenon, provided that Xenon gives notice in writing to Merck within ten (10) business days following the completion of such event.

10.2.3	Any attempt by either Party to assign this Agreement in a manner which is not in accordance with this Section 10.2 shall be null and void and of no effect. In addition, no assignment shall release any Party from responsibility for the performance of any accrued obligation of such Party hereunder. Furthermore, this Agreement shall be binding upon and enforceable against the successor to or any permitted assignees from either of the Parties hereto.

10.3	Severability.

If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall, in such an instance, use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

10.4	Notices.

All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

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if to Xenon, to:	Xenon Pharmaceuticals Inc.
3650 Gilmore Way
Burnaby, British Columbia
Canada V5G 4W8

Attention: President and Chief Executive Officer
Facsimile No.: 604-484-3450

and

Attention: General Counsel
Facsimile No.: 604-484-3450

if to Merck, to:	Merck Sharp & Dohme Research Ltd.
Chesney House
96 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention: Wesley Toavs
Facsimile No.: 441-294-1551

and:	Merck & Co., Inc.
One Merck Drive
P.O. Box 100, WS3A-65
Whitehouse Station, NJ 08889-0100
Attention: Office of Secretary
Facsimile No.: (908)735-1246

and:	Merck & Co., Inc.
One Merck Drive
P.O. Box 100, WS2A-30
Whitehouse Station, NJ 08889-0100
Attention: Chief Licensing Officer
Facsimile No.: (908)735-1214

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.

10.5	Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of [†] without reference to any rules of conflict of laws or renvoi.

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10.6	Dispute Resolution.

10.6.1	The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an “Excluded Claim” (as defined below) shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (“AAA”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

10.6.2	The arbitration shall be conducted by a panel of three (3) persons experienced in the pharmaceutical business. Within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be [†], and all proceedings and communications shall be in English.

10.6.3	Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. [†].

10.6.4	Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable [†] statute of limitations.

10.6.5	The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

10.6.6	As used in this Section, the term “Excluded Claim” means a dispute, controversy or claim that concerns [†].

10.6.7

In the event that any matter involving the determination of any amounts due to either Party pursuant to the audit process set out in Section 6.6 has not been resolved pursuant to the procedures set out in Section 10.6.1, then the Parties shall (i) use reasonable efforts to reach agreement on the appointment of one (1) internationally-recognized independent accounting firm to determine the matter, (ii) if the Parties cannot reach agreement on such accounting firm within [†] business days, then each Party shall appoint one (1) internationally-

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recognized accounting firm to determine the matter, and (iii) if such firms cannot reach agreement within [†] business days from their appointment, such firms shall choose a third internationally-recognized independent accounting firm who shall make the final determination as promptly as possible, which determination shall be final and binding on the Parties.

10.7	Entire Agreement; Amendments.

This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof are superseded by the terms of this Agreement. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly-executed by authorized representative(s) of both Parties hereto.

10.8	Headings.

The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

10.9	Independent Contractors.

It is expressly agreed that Xenon and Merck shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Xenon nor Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

10.10	Waiver.

The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

10.11	Cumulative Remedies.

No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

10.12	Waiver of Rule of Construction.

Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

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10.13	Certain Conventions.

Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa.

10.14	Business Day Requirements.

In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a business day, then such notice or other action or omission shall be deemed required to be taken on the next occurring business day.

10.15	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

MERCK SHARP & DOHME RESEARCH LTD.		XENON PHARMACEUTICALS INC.

BY:	/s/ Wesley Toavs	BY:	/s/ Simon Pimstone
	Wesley Toavs		Simon N. Pimstone, MD, PhD, FRCPC

TITLE:	Assistant Treasurer	TITLE:	President & CEO

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EXHIBIT 1.56

MERCK PATENT RIGHTS

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EXHIBIT 1.78

RESEARCH PLAN

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Xenon Pharmaceuticals Inc.

and

Research Plan

June 10, 2009

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Highly Confidential

table of contents

1. background and scope of document	3
2. CONCEPT	3
2A. INITIAL LEAD OPTIMIZATION PROGRAM	4
2B. TARGET VALIDATION PROGRAM	8
2C. ADVANCING PROGRAMS INTO LEAD IDENTIFICATION / LEAD OPTIMIZATION	10

3. conclusion	15

[†] [Redaction continued for 14 pages]

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EXHIBIT 1.100

XENON PATENT RIGHTS

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EXHIBIT 1.102

XENON TARGET VALIDATION CRITERIA

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Exhibit 5.3

PRESS RELEASE

FOR IMMEDIATE RELEASE

Vancouver, Canada, 11th June 2009

Xenon Enters Cardiovascular Disease Collaboration with Merck & Co., Inc.

Xenon today announced a strategic alliance with Merck & Co., Inc., through an affiliate, to discover and develop novel small molecule candidates for the potential treatment of cardiovascular disease.

“We are very excited to be collaborating with Merck to define new therapeutics in the area of cardiovascular diseases,” said Simon Pimstone, President and CEO of Xenon. “With this deal, Xenon is continuing its strategy of risk mitigation by select partnering, while retaining ownership of other programs.”

In collaboration with Merck, Xenon will perform validation studies using its clinical genetics platform, as well as drug discovery and select preclinical development of small molecule compounds for those targets selected by a joint steering committee.

Under the terms of the agreement, Merck has the option to exclusively license targets and compounds from Xenon for development and commercialization. In return, Xenon receives research funding and is eligible for option exercise fees, research, development and regulatory milestone payments of up to US$94.5 million for the first target and up to US$89.5 million for each subsequent target selected for drug discovery. In addition, Merck will pay Xenon undisclosed royalties on sales of products resulting from the collaboration. Xenon retains the right to develop and commercialize certain compounds for which Merck does not exercise its option.

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Michael Hayden, CSO of Xenon added: “We recognize that Merck is a leading pharmaceutical company with significant presence in and commitment to the cardiovascular space and they are an ideal strategic partner for Xenon. This new alliance, which represents our fifth partnership with a major pharmaceutical company, once again highlights Xenon’s R&D capabilities and validates our drug discovery platform.”

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About Xenon Pharmaceuticals Inc. (Xenon)

Xenon is a privately owned, clinical genetics-based drug discovery and development company engaged in developing small molecule therapies based on the genetic causes of select metabolic, neurological and cardiovascular diseases. For more information, visit the Company’s website at http://www.xenon-pharma.com.

For more information regarding this press release, contact:

Dr. Robin Sherrington, Senior Director, Strategic Alliances (604) 484-3363 ddunn@xenon-pharma.com

This release contains forward-looking statements that are not based on historical fact. These forward-looking statements involve risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from those expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements.

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GUARANTEE

THIS GUARANTEE is made effective as of June 10, 2009

BETWEEN:

MERCK & CO., INC., a corporation organized and existing under the laws of New Jersey

(“Merck”)

AND

XENON PHARMACEUTICALS INC., a corporation organized and existing under the laws of Canada

(“Xenon”)

RECITALS

WHEREAS:

A.	Xenon has entered into an Exclusive Collaborative Research and Option Agreement (the “Agreement”) with Merck Sharp & Dohme Research Ltd. (“Merck Research”), a wholly-owned subsidiary of Merck, upon the condition that Merck guarantee the performance of the financial obligations of Merck Research under the Agreement.

B.	Merck is prepared to guarantee the performance of the financial obligations of Merck Research under the Agreement upon the terms set out herein.

IN CONSIDERATION of Xenon entering into the Agreement with Merck Research, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Merck hereby unconditionally guarantees to Xenon the due and punctual performance by Merck Research of all financial obligations of Merck Research under the Agreement, and promises on demand to pay to the order of Xenon all indebtedness and liability of Merck Research under the Agreement, in the amounts, at the times and in the manner set forth in the Agreement. The following terms apply to this Guarantee:

(a)	Merck hereby unconditionally, absolutely and irrevocably guarantees and covenants to Xenon the full performance, observance, satisfaction, and payment of, any and all payment obligations as and when due by Merck Research to Xenon under the Agreement (the “Guaranteed Obligations), provided that Merck Research has failed to make a payment when due under the Agreement and Xenon has provided a notice and demand for payment to Merck Research.

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(b)	The liability of Merck pursuant to this Guarantee shall not be discharged, limited or released by any extensions of time for payment of any Guaranteed Obligations granted by Xenon to Merck Research.

(c)	If any default shall be made in the performance, observance, satisfaction and payment of any of the Guaranteed Obligations, Merck covenants and agrees with Xenon to perform, observe, satisfy and pay to Xenon forthwith any and all of the Guaranteed Obligations in respect of which such default will have occurred.

(d)	Until there has been full performance, observance, satisfaction and payment of all of the Guaranteed Obligations, the rights of Xenon and the obligations of Merck under this Guarantee shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired, terminated or prejudiced by, the dissolution, winding-up or other cessation of existence of Merck Research, the amalgamation of Merck Research with another corporation, the appointment of a custodian, liquidator, receiver or trustee in respect of the assets or undertaking, in whole or in part, of Merck Research, any arrangement, bankruptcy, composition, insolvency, liquidation, readjustment, receivership, reorganization or other similar proceeding or occurrence relating to Merck Research, or any assignment by Merck Research for the benefit of creditors.

(e)	The foregoing guarantee shall be fully enforceable against Merck without Xenon first bringing legal process against or exhausting any remedy against Merck Research.

(f)	Xenon may assign, grant, pledge or transfer its interest in this Guarantee or any of the guaranteed liabilities or any power, remedy or right of Xenon hereunder on the same terms upon which Xenon may assign its interest in the Agreement.

(g)	No waiver on the part of Xenon to exercise, and no delay in exercising, any right hereunder will operate as a waiver of this Guarantee, nor will any single or partial exercise of any right hereunder preclude the other or further exercise thereof or the exercise of any other right. The remedies provided hereunder are not exclusive of any remedies provided at law.

(h)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws or renvoi.

(Signature page follows.)

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IN WITNESS WHEREOF the parties hereto have executed this Guarantee on the dates stated below.

MERCK & CO., INC.

/s/ Mervyn Turner
Per:	Mervyn Turner
Chief Strategy Officer, Merck & Co., Inc. and Senior Vice President, Worldwide Licensing & External Research, Merck Research Laboratories

Date:	June 10, 2009

XENON PHARMACEUTICALS INC.

/s/ Simon N. Pimstone
Per:	Simon N. Pimstone, MD, PhD, FRCPC
President & CEO

Date:	June 10, 2009

This is the Execution Page to Guarantee dated effective June 10, 2009.

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C Confldential

EXECUTION VERSION

First Amendment to the

Exclusive Collaborative Research and Option Agreement between

Essex Chemie AG (formerly Merck Sharp & Dohme Research Ltd.) and

Xenon Pharmaceuticals Inc.

This First Amendment (“First Amendment”) is made effective as of June 9, 2012 (the “First Amendment Effective Date”) by and between Essex Chemie AG (formerly Merck Sharp & Dohme Research Ltd.) (“ECAG”) and Xenon Pharmaceuticals Inc. (“Xenon”) respecting that certain Exclusive Collaborative Research and Option Agreement between the Parties dated June 10, 2009 (the “Agreement”).

WHEREAS, Xenon and ECAG entered into the Agreement for the purpose of carrying out certain collaborative research activities under the terms and conditions set forth in the Agreement which may result in Research Program Technology; and

WHEREAS, Xenon and ECAG now wish to amend the agreement to extend the Research Program Term and to modify the Research Plan, as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained hereinafter, the sufficiency of which is hereby acknowledged, Xenon and ECAG hereby agree as follows:

1.	All references to “Merck” in the Agreement shall be read and construed as references to “ECAG”.

2.	In Article 1, Definitions, the following definitions shall be deleted and replaced in their entirety as follows:

1.25 “Field” means [†].

1.78 “Research Plan” means the preclinical research plan attached to the Agreement as Exhibit 1.78, including any written modifications to same that were approved in writing by the JSC during the Research Program Term. Such modifications to the Research Plan include the eight (8) plans attached hereto as Exhibit 1.78 (including Exhibit 1.78A). The “Research Plan” includes the “Extended Research Plan” which is attached hereto as Exhibit 1.78A.

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The Research Plan provides, among other things, that the JSC may approve a Target Validation Plan or Target Drug Discovery Plan for each Target. The Research Plan during the Initial Research Program Term requires Xenon to [†]. In addition to modifications made by the JSC as provided above, the Parties may also amend the Research Plan by mutual written agreement. In the event of a conflict between the terms of the Agreement, as amended herein, and the Research Plan, the terms of the Agreement, as amended herein, shall govern.

1.81 “Research Program Term” means the combined duration of (i) the “Initial Research Program Term” and (ii) the “Extended Research Program Term”, each as described in Section 2.2 as amended.

3.	In Article 2, Research Program, the following Sections shall be amended as follows:

3.1	Section 2.1, General, shall be deleted and replaced m its entirety as follows:

“2.1 Xenon and ECAG shall conduct research activities pursuant to the provisions of this Agreement and the Research Program. Xenon shall perform studies to produce data with the goal of [†]. For clarity,

(i) during the Initial Research Program Term (as defined below), the Parties shall conduct the activities in the Field as described in the Research Plan set forth in Exhibit 1.78, including any written modifications to same that are approved in writing by the JSC; and

(ii) during the Extended Research Program Term, the Parties shall conduct solely the activities agreed to in the “Extended Research Plan” which is attached hereto as Exhibit 1.78A, including any written modifications to same that are approved in writing by the JSC, each of (i) and (ii) in accordance with the terms set out herein.

It is intended that the Research Program be conducted as a unified, collaborative effort with the Parties’ activities carried out primarily at each Party’s respective facilities. The Research Program shall be comprised of the Research Plan, one or more Target Validation Plans approved by the JSC pursuant to Section 2.5.2, and one or more Target Drug Discovery Plans approved by the JSC pursuant to Section 2.5.2. In addition to modifications approved by the JSC in writing as provided in this Section 2.1 above, the Parties may also amend the Research Plan by mutual written agreement. In the event of a conflict between the terms of the Agreement and the Research Plan, the terms of this Agreement, as amended herein, shall govern.

For avoidance of doubt, the Parties hereto confirm and agree that the Research Plan , including the Extended Research Plan, is an integral part of the Research Program for all purposes herein.”

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3.2	Section 2.2, Research Program Term, shall be deleted and replaced in its entirety as follows:

“2.2	Except as otherwise provided herein, the term of the Research Program shall commence on the Effective Date of the Agreement and continue up to and including [†] (the “Initial Research Program Term”), and shall further continue during the period commencing on [†] and continue up to and including December 9, 2012 (the “Extended Research Program Term”).”

3.3	Section 2.5.4 shall be deleted and replaced in its entirety as follows:

“2.5.4 As part of its obligations under the Research Program , [†].”

3.4	Section 2.5.6 shall be deleted and replaced in its entirety as follows :

“2.5.6 If a Party (the “Rejecting Party”) rejects in writing a Target Candidate proposed by the other Party (the “Proposing Party”) pursuant to Section 2.5.l [†].”

3.5	The Parties hereto confirm and agree that as of the First Amendment Effective Date: (i) [†]; and

(ii) no Target Candidates have been rejected under Section 2.5.6.

3.6	In Article 2, Research Program, a new section, Section 2.5.7, shall be added as follows:

“2.5.7 Notwithstanding anything to the contrary in the Agreement, the Parties agree that all Xenon Research Program Technology generated, developed or invented during the Research Program Term regarding [†] shall be deemed to be “Joint Research Program Technology”.”

3.7	In Article 2, Section 2.9 (h) shall be deleted and replaced in its entirety as follows:

“(h) [†];”

4.	In Article 4, License Grants, Section 4.1.3 shall be deleted and replaced in its entirety as follows:

“4.1.3 Joint Research Program Technology. Subject to the Merck Option, upon the expiration of the Research Program Term, [†].”

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5.	In Article 6, Payments; Royalties and Reports, the following Section shall be amended as follows:

5.1 Section 6.2, FTE Funding, shall be deleted and replaced in its entirety as follows:

“6.2 For the duration of the Initial Research Program Term, ECAG shall fund, on a [†] basis (pro-rated for any period of less than [†] months at the beginning or end of the Initial Research Program Term), in advance, a minimum often [†] FTEs of Xenon, but no more than [†] FTEs of Xenon, as approved by the JSC in writing, at the FTE Rate.

For the duration of the Extended Research Program Term, Xenon shall undertake the work as provided in the Extended Research Plan, and: (i) ECAG shall fund, on a [†] basis (pro-rated for any period of less than [†] months at the beginning or end of the Extended Research Program Term), in advance, for the period of [†] through and including [†] FTEs of Xenon at the FTE Rate, and (ii) Xenon shall fund, for the period of [†] through and including [†], up to [†] FTEs of Xenon.”

6.	In Article 7, Representations and Warranties , a new section, Section 7.9, shall be added as follows:

“7.9 Compliance with Laws and Business Ethics. Xenon acknowledges that ECAG’s corporate policy requires that ECAG’s business must be conducted within the letter and spirit of the law. By signing this Agreement, and any associated amendments, each Party agrees to conduct the activities contemplated herein in a manner which is consistent with both law and good business ethics. Neither Party shall make any payment, either directly or indirectly, of money or other assets (collectively , “Payment”) to government or political party officials, officials of international public organizations , candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing (“Officials”) where such Payment would constitute a violation of any law. In addition, regardless of legality , neither Party shall make any Payment either directly or indirectly to Officials if such Payment is for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of the other Party’s business. Each Party acknowledges that no employee of the other Party shall have authority to give any direction, either written or oral, relating to the making of any commitment by a Party or its agents to any Third Party in violation of terms of this provision.”

7.	In Article 9, Section 9.1.2 and Section 9.1.3, to the extent that each such Sections relate to the Parties’ rights under Joint Research Program Technology, shall each be deemed to be amended to reflect the same rights under Joint Research Program Technology as provided under Section 4.1.3, as herein amended.

8.	In Article 9, Change of Control, a new subsection, Section 9.5.l(c), shall be added as follows:

“9.5.1(c) In the event of a Change of Control of [†].”

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9.	This First Amendment shall be read and interpreted as being additive to and in harmony with and not as replacing or contradicting the terms and conditions of the Agreement except to the extent modified by the terms and conditions of this First Amendment. All capitalized terms used and not otherwise defined in this First Amendment shall have the meanings set forth in the Agreement.

10.	All other terms and conditions to the Agreement remain unchanged and in full force and effect except to the extent modified by the terms and conditions of this First Amendment.

11.	The Agreement, as modified by this First Amendment, contains the entire understanding of the Parties with respect to the subject matter contemplated herein.

12.	As of the First Amendment Effective Date, all terms contained in this First Amendment shall be in full force and effect; provided, however, that the modifications to Sections 1.25, 1.78 (solely with respect to the terms therein providing that written modifications to the Research Plan and/or Research Program be approved by the JSC in writing), 2.1 (solely with respect to the terms therein

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providing that written modifications to the Research Plan and/or Research Program be approved by the JSC in writing), 2.5.4, 2.5.6, 2.5.7 and 2.9(h) (solely with respect to the terms therein providing that written modifications to the Research Plan and/or Research Program be approved by the JSC in writing) of the Agreement as set forth above in this Amendment shall be effective as of the Effective Date.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their duly-authorized representatives, effective as set forth above.

Essex Chemie AG		Xenon Pharmaceuticals Inc.

BY:	/s/ Christoph Brombacher	BY:	/s/ KAREN G. CORRAINI
	Christoph Brombacher		KAREN G. CORRAINI

TITLE:	Director	TITLE:	GENERAL COUNSEL & CORPORATE SECRETARY

DATE:	July 20, 2012	DATE:	26 - July - 2012

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C Confidential

EXHIBIT 1.78

Research Plan

Research Plan dated November 24, 2009

[†] Target Drug Discovery Plan dated February 2, 2010

[†] Target Validation Plan dated March 16, 2011

[†] Target Drug Discovery Plan dated March 28, 2011

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C Confidential

EXHIBIT 1.78A

Extended Research Plan

[†] Target Validation Plan dated June 19, 2012

[†] Research Plan dated June 19, 2012

[†] Research Plan dated June 19, 2012

[†] Research Plan dated June 19, 2012

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